As filed with the Securities and Exchange Commission on January 14, 1998

                                       Registration No. 33-49848

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549



                               POST EFFECTIVE
                               AMENDMENT NO. 6
                                     to
                                  FORM S-1
                           REGISTRATION STATEMENT
                                   Under
                         The Securities Act of 1933



                             LASER TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)


    Delaware                                 3699                 84-0970494
(State or other jurisdiction     (Primary Standard Industrial  (I.R.S. Employer
of incorporation or organization) (Classification Code Number) Identification
                                                                    Number)

              7070 South Tucson Way, Englewood, Colorado 80112
                                  (303) 649-1000
              (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                              Dan N. Grothe
    7070 South Tucson Way, Garden Level B, Englewood, Colorado 80112
                             (303) 649-1000
          (Name, address, including zip code, telephone number,
               including area code, of agent for service)

                               Copies to:
                        Leonard E. Neilson, P.C.
                    1121 East 3900 South, Suite C-200
                       Salt Lake City, Utah 84124
                        Telephone: (801) 288-2855
                    Attn:   Leonard E. Neilson, Esq.

Approximate date of commencement of proposed sale to the public:  not applicable

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Item 17.   Undertakings.

     Pursuant to Item 512(a)(3) of Regulation S-K, Laser Technology, Inc. (the "Issuer") has undertaken to remove from registration by means of this post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. Pursuant to said undertaking, the following information is provided for the purpose of removing from registration the securities described below.

     Pursuant to the terms of the Issuer's Registration Statement, declared effective on January 11, 1993, certain underwriter's units, redeemable warrants and non redeemable warrants expired on January 11, 1998.

     The Issuer hereby removes from registration by means of this Post-Effective Amendment, the following securities previously registered in its Registration Statement:

     1,552,000 redeemable warrants (expired)
     1,552,000 shares of common stock underlying the redeemable warrants

     138,000 Underwriter Units (expired)
     [each unit consisting of one share of common stock and one nonredeemable warrant]
     138,000 shares of common stock included in Units
     138,000 nonredeemable warrants included in Units (expired)
     138,000 shares of common stock underlying nonredeemable warrants

     260,000 redeemable warrants [selling stockholders] (expired)
     260,000 shares of common stock underlying redeemable warrants

                                SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post Effective Amendment No. 6 to Registration Statement No. 33-49848 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 14th day of January, 1998.

                              Laser Technology, Inc. (Registrant)



                              By:     /S/  David Williams
                                          (Signature)
                                 DAVID WILLIAMS, President and
                                    Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 5 to Registration Statement No. 33-
49848 has been signed by the following persons in the capacities and on the dates indicated.

          Signature                   Title                          Date



     /S/  David Williams         President, Chief Executive    January 14, 1997
         (Signature)               Officer and Director
          David Williams



       Jeremy G. Dunne           Vice President and Director   January 14, 1997
         (Signature)
       Jeremy G. Dunne



     /S/  Dan N. Grothe          Secretary and Director        January 14, 1997
         (Signature)
          Dan N. Grothe



  /S/  H. DeWorth Williams       Director            January 14, 1997
         (Signature)
       H. DeWorth Williams



                                 Controller, Treasurer and
      /S/  Pamela Sevy           Chief Financial Officer and   January 14, 1997
           (Signature)           Principal Accounting Officer
           Pamela Sevy